UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Barclays PLC

(Exact name of Registrant as Specified in Its Charter)

England	13-4942190
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 Churchill Place, London, United Kingdom	E14 5HP
(Address of Principal Executive Office)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

No. 333-195645

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
2.75% Fixed Rate Senior Notes due 2019	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a prospectus dated May 2, 2014 (the “Prospectus”) and a prospectus supplement dated November 3, 2014 (the “Prospectus Supplement”) relating to the Securities (as defined below) registered hereunder included in the Registrant’s automatic shelf Registration Statement on Form F-3 ASR (File No. 333-195645), which became automatically effective on May 2, 2014. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.

This registration statement relates to $2,000,000,000 2.75% Fixed Rate Senior Notes due 2019 to be issued by the Registrant (the “Securities”). Reference is made to the information set forth (i) under the heading “Description of Debt Securities” in the Prospectus and (ii) under the headings “Description of Senior Notes” and “U.S. Federal Income Tax Considerations” in the Prospectus Supplement, which information is incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

4.1	Senior Debt Securities Indenture, between the Registrant and The Bank of New York Mellon, as Trustee, dated as of November 10, 2014 (incorporated by reference to the Current Report on Form 6-K, dated November 10, 2014 (Film No. 141207282), filed by the Registrant with the Securities and Exchange Commission on November 10, 2014).

4.2	Officer’s Certificate of Barclays PLC pursuant to Sections 1.02, 3.01 and 3.03 of the Senior Debt Indenture, dated as of November 10, 2014 (incorporated by reference to the Current Report on Form 6-K, dated November 10, 2014 (Film No. 141207282), filed by the Registrant with the Securities and Exchange Commission on November 10, 2014).

4.3	Form of Global Security (included in Exhibit 4.2).

99.1	Prospectus and Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 ASR (File No. 333-195645) and Rule 424(b) filed with the Commission on May 2, 2014 and November 4, 2014, respectively).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BARCLAYS PLC
(Registrant)

Date: November 10, 2014	By:	/s/ Tim Allen
Name: Tim Allen
Title: Director, Capital Markets Execution

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Senior Debt Securities Indenture, between the Registrant and The Bank of New York Mellon, as Trustee, dated as of November 10, 2014 (incorporated by reference to the Current Report on Form 6-K, dated November 10, 2014 (Film No. 141207282), filed by the Registrant with the Securities and Exchange Commission on November 10, 2014).

4.2	Officer’s Certificate of Barclays PLC pursuant to Sections 1.02, 3.01 and 3.03 of the Senior Debt Indenture, dated as of November 10, 2014 (incorporated by reference to the Current Report on Form 6-K, dated November 10, 2014 (Film No. 141207282), filed by the Registrant with the Securities and Exchange Commission on November 10, 2014).

4.3	Form of Global Security (included in Exhibit 4.2).

99.1	Prospectus and Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 ASR (File No. 333-195645) and Rule 424(b) filed with the Commission on May 2, 2014 and November 4, 2014, respectively).